Exhibit 23.1

KPMG LLP Suite 1900 111 Congress Avenue Austin, TX 78701-4091

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the financial statements of Shattuck Labs, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Austin, Texas

January 13, 2026